UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2012 (May 10, 2012)

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 10, 2012, Corrections Corporation of America (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”), for which the Board of Directors solicited proxies, at 10:00 a.m. local time at the Company’s headquarters located at 10 Burton Hills Boulevard, Nashville, Tennessee. At the Annual Meeting, the stockholders voted on the following proposals as described in the Company’s Proxy Statement dated March 30, 2012. A total of 92,244,582 of the Company’s common stock, out of a total of 99,634,505 shares of common stock outstanding and entitled to vote, were present in person or represented by proxies at the Annual Meeting. The proposals voted on by the stockholders at the Annual Meeting were as follows:

Proposal 1: Election of Directors

The election of 14 persons, named in the Proxy Statement, to serve as members of the Company’s Board of Directors until the Annual Meeting of Stockholders in 2013 and until their successors are duly elected and qualified. The following is a list of the directors elected at the Annual Meeting with the number of votes “For” and “Withheld”, as well as the number of “Broker Non-Votes”:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
John D. Ferguson	84,453,067	2,455,982	5,335,533
Damon T. Hininger	86,673,786	235,263	5,335,533
Donna M. Alvarado	86,747,720	161,329	5,335,533
William F. Andrews	75,700,205	11,208,844	5,335,533
John D. Correnti	83,425,538	3,483,511	5,335,533
Dennis W. DeConcini	86,745,660	163,389	5,335,533
John R. Horne	83,428,029	3,481,020	5,335,533
C. Michael Jacobi	84,141,691	2,767,358	5,335,533
Anne L. Mariucci	86,677,364	231,685	5,335,533
Thurgood Marshall, Jr.	86,641,405	267,644	5,335,533
Charles L. Overby	84,581,753	2,327,296	5,335,533
John R. Prann, Jr.	83,429,248	3,479,801	5,335,533
Joseph V. Russell	83,425,460	3,483,589	5,335,533
Henri L. Wedell	84,680,048	2,229,001	5,335,533

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was approved. The following is a list of the number of votes “For” and “Against” with regard to this proposal, as well as the number of “Abstentions”:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
90,027,812	2,212,707	4,063	—

Proposal 3: Advisory Vote on Executive Compensation

The advisory vote on the executive compensation paid to the Company’s Named Executive Officers was approved. The following is a list of the number of votes “For” and “Against” with regard to this proposal, as well as the number of “Abstentions”:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
81,540,167	5,330,592	38,290	5,335,533

Proposal 4: Stockholder Proposal

The stockholder proposal requesting biannual reports describing the Company’s efforts to reduce prisoner sexual abuse at the Company’s facilities and including system-wide statistical data, was not approved. The following is a list of the number of votes “For” and “Against” with regard to this proposal, as well as the number of “Abstentions”:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
14,659,053	64,354,673	7,895,323	5,335,533

Item 8.01     Other Events.

Quarterly Dividend

On May 11, 2012, the Company announced that its Board of Directors has declared a quarterly cash dividend of $0.20 per share of common stock. The record date for the dividend will be the close of business on June 8, 2012, and the dividend is payable on June 22, 2012. Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company’s Board of Directors. A copy of the press release issued by the Company with respect to this dividend declaration is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Redemption of Notes

On May 11, 2012, the Company notified the trustee for its 6.75% Senior Notes due 2014 (the “2014 Notes”) of the Company’s election to call for redemption on June 14, 2012 (the “Redemption Date:”) $60,000,000 principal amount of the 2014 Notes, and directed the trustee to provide at least 30 days’ notice of such redemption to the holders of the 2014 Notes. The Notes will be redeemed at a price equal to 100% of the principal amount, together with accrued and unpaid interest to June 14, 2012. Following this redemption, $90,000,000 principal amount of the Notes will remain outstanding.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release regarding Quarterly Dividend, dated as of May 11, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 11, 2012	CORRECTIONS CORPORATION OF AMERICA

	By:	/s/ Todd J Mullenger
Todd J Mullenger Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated May 11, 2012